SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the Appropriate Box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Wells Fargo Funds Trust

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(a)	Title of each class of securities to which transaction applies:
___________________________
(b)	Aggregate number of securities to which transaction applies:
___________________________
(c)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
___________________________
(d)	Proposed maximum aggregate value of transaction:
___________________________
(e)	Total fee paid:
___________________________

[ ]	Fee paid previously with preliminary material
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(a)	Amount Previously Paid: ______________
(b)	Form, Schedule or Registration Statement No.: ____
(c)	Filing Party: ______________________
(d)	Date Filed: _______________________

[WFAM Logo]

May 8, 2018

Dear Shareholder:

We have been unable to reach you to discuss important changes affecting your investment(s) in the Wells Fargo Small Cap Opportunities Fund. A shareholder meeting to allow shareholders to vote on changes to the fund is scheduled on May 15, 2018.

It is critical that you vote on these matters. Please call the number below before May 15. It will only take a few minutes of your time, and there is no confidential information required.

You can reach our proxy solicitor, AST Fund Solutions, at (800) 714-3306 Extension 12547 between 9 a.m. and 10 p.m. Eastern Time, Monday through Friday.

If convenient for you, please vote by phone or online as provided on the enclosed voting information form to ensure that your response is received before the Special Meeting on May 15, 2018. Your prompt response is greatly appreciated.

Thank you in advance for your assistance.

Sincerely,

/s/ Andrew Owen

Andrew Owen

President

Wells Fargo Funds

Wells Fargo Asset Management (WFAM) is a trade name used by the asset management businesses of Wells Fargo & Company. Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Funds. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the funds. The funds are distributed by Wells Fargo Funds Distributor, LLC, Member FINRA, an affiliate of Wells Fargo & Company. Neither Wells Fargo Funds Distributor nor Wells Fargo Funds Management holds fund shareholder accounts or assets. This material is for general informational and educational purposes only and is NOT intended to provide investment advice or a recommendation of any kind—including a recommendation for any specific investment, strategy, or plan.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE